UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2015

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-1615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Results of Operations and Financial Conditions.

Pursuant to the Second Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of July 30, 2015 and between the parties thereto (the “GUC Trust Agreement”), Wilmington Trust Company, acting solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust (the “GUC Trust Administrator,” and the trust referred to as the “GUC Trust”), is required to file certain GUC Trust Reports (as such term is defined in the GUC Trust Agreement) with the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). In addition, pursuant to that certain Bankruptcy Court Order Authorizing the GUC Trust Administrator to Liquidate New GM Securities for the Purpose of Funding Fees, Costs and Expenses of the GUC Trust and the Avoidance Action Trust, dated March 8, 2012, the GUC Trust Administrator is required to file certain quarterly variance reports as described in the third sentence of Section 6.4 of the GUC Trust Agreement (the “Budget Variance Report”) with the Bankruptcy Court.

On October 29, 2015, the GUC Trust Administrator filed the GUC Trust Report required by Section 6.2(c) of the GUC Trust Agreement, together with the Budget Variance Report, each for the fiscal quarter ended September 30, 2015.

A copy of the Bankruptcy Court filing is furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01	Other Events.

Pursuant to section 5.4 of the GUC Trust Agreement, the GUC Trust is required to make quarterly liquidating distributions to holders of units of beneficial interest in the GUC Trust (“GUC Trust Units”) to the extent that (i)(a) certain previously disputed claims asserted against the estates of Motors Liquidation Company and its affiliated debtors are either disallowed or otherwise resolved favorably to the GUC Trust (thereby reducing the amount of GUC Trust assets reserved for distribution in respect of such disallowed or resolved claims) or (b) certain GUC Trust assets that were previously set aside from distribution are released in the manner permitted under the GUC Trust Agreement, and (ii) as a result of the foregoing, the amount of GUC Trust assets available for distribution (the “Excess GUC Trust Distributable Assets”) as of the end of the relevant quarter exceeds certain thresholds set forth in the GUC Trust Agreement.

As previously disclosed on July 7, 2015 in a Current Report on Form 8-K, certain plaintiffs (the “Plaintiffs”) that are party to the recall-related litigation described in Part II, Item 1 “Legal Proceedings” in the GUC Trust’s Form 10-Q dated August 11, 2015 (the “Recall Litigation”) requested (the “Stay Request”) a “stay”, or suspension, of all interim GUC Trust distributions to holders of GUC Trust Units while appeals and cross-appeals of the Bankruptcy Court’s June 1, 2015 Judgment and April 15, 2015 Decision on Motion to Enforce Sale Order in the Recall Litigation are pending (the “Appeal”). As previously reported on October 19, 2015 in a Current Report on Form 8-K, on October 14, 2015 the Bankruptcy Court rendered a decision on the Stay Request (the “Stay Decision”). The Stay Decision imposed a temporary 14-day stay on GUC Trust distributions (the “Temporary Stay”), with the 14-day period beginning on October 14, 2015, the date of the Stay Decision. The Stay Decision granted a further stay, commencing from the end of the Temporary Stay, but conditioned such further stay on the posting of a bond by the Plaintiffs in the amount of $10.6 million. On October 27, 2015, the Bankruptcy Court entered an Order on Bench Decision and Order on Request for Stay (the “Stay Order”), which order further clarified that, should Plaintiffs elect to post the bond, they would be required to do so by close of business on October 28, 2015.

Also on October 27, 2015, the Plaintiffs filed a Motion of the Ignition Switch Plaintiffs and Certain Non-Ignition Switch Plaintiffs for Reconsideration of the Decision and Order on Request for Stay (the “Reconsideration Motion”). The Reconsideration Motion sought to modify or amend the Stay Order to permit interim distributions from the GUC Trust, but to condition such distributions on a future disgorgement by the GUC Trust Unitholders in the event that the Plaintiffs were successful in prosecuting certain aspects of the Appeal. On October 28, 2015, the Bankruptcy Court entered an order denying the Reconsideration Motion.

The Plaintiffs did not post a bond by the required time on October 28, 2015. Accordingly, the Temporary Stay has expired pursuant to the terms of the Stay Decision and Stay Order and the conditions to the extension of the stay have not been met by the Plaintiffs.

As required by the GUC Trust Agreement, and following the expiration of the Temporary Stay, the GUC Trust today announced that it anticipates making a distribution of Excess GUC Trust Distributable Assets (an “Excess Distribution”) on or about November 16, 2015, to the holders of record of the GUC Trust Units as of November 9, 2015, in the aggregate amount of $129,721,838 (or $4.072425 per GUC Trust Unit), which amount is further comprised of:

•	$126,120,117 in cash held by the GUC Trust in respect of the liquidated proceeds of shares of common stock of General Motors Corporation (“New GM Common Stock”) and warrants to purchase New GM Common Stock previously held by the GUC Trust (“GUC Trust Distributable Cash”); and

•	$3,601,721 in cash held by the GUC Trust in respect of dividends received on account of New GM Common Stock (“GUC Trust Dividend Assets”).

The exact timing of the allocation and distribution of Excess GUC Trust Distributable Assets, however, is subject to the rules and procedures of the Financial Industry Regulatory Authority and The Depository Trust Company. In addition, all distributions to holders of GUC Trust Units are subject to the procedures of The Depository Trust Company and its participants, and are conditioned on there being no stay of distributions ordered by the Bankruptcy Court or other court of competent jurisdiction. A copy of the notice to holders of GUC Trust Units regarding the Excess Distribution, which was provided today to the Depository Trust Company, is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Bankruptcy Court Filing

99.2	Notice to Holders of GUC Trust Units

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2015

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey
Name: Title:	David A. Vanaskey Vice President of Wilmington Trust Company

EXHIBIT INDEX

Exhibit No.	Description

99.1	Bankruptcy Court Filing

99.2	Notice to Holders of GUC Trust Units

5